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Item 7(c).


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Form 8-K/A and to its incorporation by reference in Federal-Mogul Corporation's Registration Statements Nos. 33-51265 on Form S-3, 33-51403 on Form S-8, 33-32429 on Form S-8, 33-32323 on Form S-8, 33-30172 on
Form S-8 and 2-93179 on Form S-8.


                                       ARTHUR ANDERSEN & CO.
                                       (Arthur Andersen & Co.)

Chicago, Illinois
February 11, 1994